Exhibit 10.2

PROMISSORY NOTE

$85,000	December 4, 2007

FOR VALUE RECEIVED, the undersigned, CapSource Financial, Inc., a Colorado corporation (the “Borrower”), with its principal executive office at 2305 Canyon Boulevard, Suite 103, Boulder, CO 80302, hereby promises to pay to the order of Randolph M. Pentel, (the “Lender”) or its assigns, at its offices at 715 Eaton Street, St. Paul, MN 55107 or at such other place as the Lender may designate by written notice to the Borrower, the principal sum of EIGHTY FIVE THOUSAND DOLLARS ($85,000), pursuant to the terms of that certain Master Term Loan Agreement between the parties (the “Loan Agreement”), together with Basic Interest at the rate of 9.50% per annum thereon from the date each advance is made until paid in full, and Default Interest as set forth in Section 2.8 of the Loan Agreement. Payments of principal and interest shall be made in immediately available funds in lawful money of the United States. Capitalized terms not otherwise defined herein shall have the meaning given them in the Loan Agreement.

1.             Payment of Principal and Interest

(a) Borrower shall pay accrued Basic Interest (and Default Interest, if applicable) on the outstanding principal balance under this Note at maturity. Interest on this Note shall be calculated on the basis of a 360 day year and for the actual number of calendar days elapsed.

(b) The entire unpaid principal balance, together with the accrued but unpaid interest and other unpaid charges or fees hereunder, shall be due and payable in full on December 4,2008 (the “Maturity Date”).

(c) The Borrower shall have the right to prepay this Note, in whole or in part, pursuant to the terms of the Loan Agreement. Any prepayments shall be applied first to accrued Basic Interest, accrued Default Interest until the entire amount thereof has been paid and next to principal.

(d) Notwithstanding anything herein to the contrary, if any amount of principal or interest becomes due on a day that is not a Business Day, the due date thereof shall be extended to the immediately succeeding day which is a Business Day, and Basic Interest (and Default Interest, if applicable) thereon shall accrue during the period of such extension at the rate provided for herein.

2.             Events of Default. If an Event of Default shall occur, the Lender shall have such rights and remedies as are set forth in Section 6.1 of the Loan Agreement. The term “Event of Default” shall have the meaning ascribed to it in the Loan Agreement.

3.             Amendments. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only in writing.

4.             Waiver. The failure of the Lender to insist, in any one or more instances, on performance of any of the terms, covenants and conditions hereof shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such terms, covenants or conditions, but the obligation of the Borrower with respect thereto shall continue to be in full force and effect.

5.             Benefits; Assignment. The rights and benefits of the Lender hereunder shall inure to the benefit of its successors and assigns, and Borrower acknowledges that Lender may pledge this Note to its lenders. The Borrower may not assign any rights or obligations hereunder without the prior written consent of the Lender, and any such attempted assignment shall be null and void and of no force or effect.

6.             Notices. All notices, requests and demands to or upon the parties hereto shall be deemed to have been given or made when deposited in the mail, certified or registered, postage prepaid, addressed to the address of the party set forth in the Loan Agreement or such other address as any party may request by notice given as aforesaid.

7.             Collection. The Borrower agrees to pay any costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Lender in the collection of any and all amounts due under this Note that are not paid when due and payable and the enforcement of the Lender’s rights under this Note.

8.             Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

9.            Severability. The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision hereof and all other provisions hereof shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Promissory Note has been executed and delivered on the date first above written by the undersigned Borrower.

CAPSOURCE FINANCIAL, INC.
By:	/s/ Steven E. Reichert

Its	Vice President